                                                                    EXHIBIT C(5)

                             NOTE ISSUANCE AGREEMENT
                   AS AMENDED AND RESTATED AS OF JUNE 14, 1995

                NOTE ISSUANCE AGREEMENT, dated as of November 7, 1991, as amended as of August 1, 1993 and as further amended as of June 14, 1995 (as so amended, the "Agreement"), by and among Guaranty National Corporation, a Colorado corporation (the "Company"), Orion Capital Corporation, a Delaware corporation ("Orion"), and certain wholly owned subsidiaries of Orion named on the signature page of this Agreement (collectively, the "Orion Subsidiaries").

                WHEREAS, the Company, Orion and the Orion Subsidiaries originally entered into this Agreement so as to confirm their mutual understanding with respect to the issuance of the promissory notes in 1991; and

                WHEREAS, in 1993 the Company, Orion and the Orion Subsidiaries revised in 1993 certain terms of the Notes, including the maturity date and the interest rate, and the Agreement pursuant to which the Notes were issued; and

                WHEREAS, the Company, Orion and the Orion Subsidiaries desire to add certain terms to the Notes, including a conversion feature;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions contained herein, the Company, Orion and the Orion Subsidiaries hereby agree as follows:

                                    ARTICLE I

                       AUTHORIZATION AND ISSUANCE OF NOTES

         0.1 AUTHORIZATION OF ISSUE. The Company has duly authorized the issuance of its 7.85% Subordinated Notes due July 1, 2003 (the "Notes") in the aggregate principal amount of $20,896,462 in substantially the form of Exhibit A hereto. Such Notes were issued to the Orion Subsidiaries against surrender to the Company of the 9 1/2% Notes issued in 1991. As used in this Agreement, the term "Notes" shall include all securities issued in exchange or replacement for any such Note.

         0.2 ISSUANCE OF NOTES. Issuance of the Notes hereunder shall take place on or about August 1, 1993 at which time each Orion Subsidiary will surrender to the Company the 9 1/2% Note previously issued to such Orion Subsidiary, the Company will pay to each Orion Subsidiary the amount of interest due on such Note to the date of surrender, and the Company will deliver to each Orion

Subsidiary a new Note in the principal amount set forth opposite the name of such Orion Subsidiary on Schedule I hereto.

                                   ARTICLE II

                   TRANSFERS; EXCHANGES; PERSONS DEEMED OWNERS

         2.1 AUTHORIZED DENOMINATIONS. Until all or a portion of the Notes have been registered in accordance with Article V hereof, the Notes are issuable in denominations of at least $100,000 (or, if the unpaid principal amount of the Notes owned or to be owned by any holder of a Note is less than $100,000, in the denomination of such unpaid principal amount). Initially, such Notes shall be issuable in the form of order notes payable to a person or order (an "Order Note"). On and after the date upon which all or a portion of the Notes have been registered in accordance with Article V hereof, any portion of the Notes that shall be so registered shall be issuable only as fully registered notes (a "Registered Note") in denominations of $1,000 and integral multiples thereof.

         2.2 THE NOTE REGISTER; PERSONS DEEMED OWNERS. The Company shall maintain at its principal office, currently in Englewood, Colorado, a register for the Registered Notes, in which the Company shall record the name and address of the person in whose name each Registered Note has been issued and the name and address of each transferee and prior owner of each Registered Note.

         The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article II. The Company may treat the person to whom any Order Note is payable as the owner and holder of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, until (a) the Company shall have received written notice from the previous person treated as owner and holder of such Note of the transfer of such Order Note, and of the name and address of the transferee, (b) such Order Note shall have been presented to the Company for transfer or exchange into the name of the new holder, and the Company shall have received notice either from the previous person treated as the owner and holder of such Note or from such new holder of the address of such new holder, or (c) a subsequent holder of such Order Note shall have presented such Order Note to the Company for inspection at the office or agency of the Company maintained as provided in this Section 2.2 and shall have delivered to the Company written notice of the acquisition


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
by such holder of such Order Note and the address of such holder.

         2.3 ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 10.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and payable to such person or persons as shall be designated in writing by such holder. Each Order Note surrendered for transfer shall be duly endorsed in favor of the transferee and shall be accompanied by a notice stating the name and address of the transferee. Each Registered Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Registered Note or Notes (i) in connection with a transfer by any person other than a wholly-owned subsidiary of Orion on the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect to such transfer and (ii) in connection with a transfer by any person to the receipt by it of an opinion of independent counsel of recognized standing to the effect that the proposed transfer would not be in violation of the Securities Act of 1933, as amended (the "Securities Act").

         2.4 LOST, STOLEN, DAMAGED AND DESTROYED NOTES. At the request of the holder of any Note, the Company will issue at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denominations, of the same unpaid principal amounts and otherwise of the same tenor as, the Note or Notes so lost, stolen, damaged or destroyed. The Company may condition the replacement of a Note reported by the holder of a Note as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Company, provided that if the holder of such Note shall be a wholly-owned subsidiary of Orion or a nominee of such subsidiary, or an institutional investor having capital and surplus in excess of $50,000,000 or its nominee then the indemnity of such subsidiary, nominee or such institutional investor shall be sufficient for purposes of this Section 2.4.

                                   ARTICLE III

                              PAYMENT OF THE NOTES

         3.1 REGULAR METHOD OF PAYMENT. Except as provided in Section 3.2, the principal of, and interest on, each Note shall be payable at the principal office of the Company, currently located at 9800 South Meridian Boulevard, Englewood, Colorado 80112, in lawful money of the United States of America, against presentment of such Note for notation of payment or, in the case of a payment in full of such Note, against surrender thereof.

         3.2 HOME OFFICE PAYMENT. So long as any of the Orion Subsidiaries shall own any of the Notes, the Company will pay all sums becoming due on each Note to the order of any such Orion Subsidiary or its nominee at the address specified for such purpose in Schedule I hereto by wire transfer of immediately available funds, or at such other address in the continental United States as Orion or any such Orion Subsidiary shall have designated by notice to the Company at least five business days prior to the payment, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation within three business days following such payment. With respect to any such payment by wire transfer, the Company will instruct its bank or other agent transmitting the funds to transmit the funds by 11:00 a.m., New York time, on the date the payment is due. Before transferring any such Note, Orion or one of the Orion Subsidiaries will make a notation thereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid. If the transferee of any Note is a wholly owned subsidiary of Orion or an institutional investor having assets in excess of $100,000,000 or its nominee, and such transferee shall request the Company to make all payments on account of such Note either by check or by wire transfer of immediately available funds at an address in the continental United States, the Company will make such payments in compliance with such request, provided that such transferee undertakes in said request the same obligations in respect of such Note as those undertaken by the Orion Subsidiary in the immediately preceding sentence.

         3.3 INTEREST PAYMENT DATES AND RATE. The Company shall pay interest on the unpaid principal amount of the Notes quarterly on January 1, April 1, July 1 and October 1 of each year commencing October 1, 1993 and thereafter until the Notes have been paid in full. The rate of interest per annum to be paid on the Notes shall be 7.85%. Whenever any payment of principal or interest to be made on a Note shall be stated to be due on a day which is not a business day such payment shall be made on the next succeeding business day and such extension shall be

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
included in computing interest in connection with such payment. The computation of the amount of accrued interest payable on each interest payment date and the amount of interest due on overdue principal and any overdue installment of interest (to the extent permitted by law) shall be determined in the manner set forth in the form of Note attached as Exhibit A hereto.

         3.4 LIMITATION ON INTEREST. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

         3.5 PREPAYMENTS WITHOUT PREMIUM.

                  (A) Mandatory prepayments. The Company covenants and agrees that on January 1, 1998 and on the first day of each Julyand January thereafter to and including July 1, 2003, the Company will prepay $1,741,372 or 8.33% of the original aggregate principal amount of Notes (or if a lesser principal amount remains unpaid, the entire principal amount thereof).

                  (B) Additional prepayments. On January 1, 1998 and on the first day of each Julyand January thereafter, the Company may also prepay a principal amount of the Notes equal to the principal amount then required to be prepaid pursuant to subsection (A) of this Section 3.5 or a lesser principal amount not less than an aggregate principal amount of $500,000. The right of prepayment contained in this subsection (B) shall be noncumulative. The exercise of the right to prepay pursuant to this subsection (B) shall not relieve the Company to any extent from its obligation thereafter to make the prepayments required by subsection (A) of this Section 3.5.

                  (C) Accrued interest. All Notes or portions thereof prepaid pursuant to subsection (A) or (B) above shall be prepaid at their principal amount, plus accrued interest thereon to the date fixed for prepayment, but without premium.

         3.6 OPTIONAL PREPAYMENTS AT PREMIUM. In addition to the prepayments provided for in Section 3.5 above, the Company may, at its option, prepay the Notes at any time or from time to time on or after January 1, 1998, either in whole or in part in a principal amount of not less than $500,000, at the principal amount so to be prepaid, plus accrued interest thereon to the date fixed for such prepayment, and plus a premium equal to the applicable percentage of the principal amount so being prepaid, determined as follows:

   If prepaid during the 12-month
         period beginning                          Applicable percentage
   ------------------------------                  ---------------------
         January 1, 1998                                  103.925%
         January 1, 1999                                  102.617%
         January 1, 2000                                  101.308%

and, if prepaid on or after January 1, 2001, without premium; provided, however, that the Company shall not be entitled to make any such prepayment if such prepayment is made, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company or any subsidiary of the Company having an interest rate or effective interest cost to the Company or such subsidiary (computed in accordance with generally accepted financial practice) of less than 7.85% per annum and to the further condition that notice of any such prepayment shall be accompanied by a certificate, executed as of a recent date by the President and Chief Executive Officer of the Company, to the effect that such prepayment is being made in compliance with the foregoing restriction with respect to refunding. The exercise of the right to prepay in part pursuant to this Section 3.6 shall not relieve the Company to any extent from its obligation thereafter to make the prepayments required by subsection (A) of Section 3.5 above.

         3.7 PARTIAL PREPAYMENTS TO BE PRO RATA. In the event of any prepayment of less than all of the outstanding Notes, at a time when more than one Note is outstanding, the principal amount of the Notes so to be prepaid shall be allocated among the respective Notes and holders thereof so that the principal amount to be prepaid to each holder pursuant to any Section of this Agreement shall bear the same ratio to the aggregate principal amount then to be prepaid pursuant to such Section as the principal amount of Notes then held by such holder bears to the aggregate principal amount of Notes then outstanding.

         3.8 NOTICE OF PREPAYMENT. If, in addition to the mandatory prepayments required to be made pursuant to subsection (A) of Section 3.5, the Company should elect to prepay the Notes or any portion thereof pursuant to Section 3.5
(B) or Section 3.6, the Company shall give notice of such prepayment in writing not less than 30 nor more than 60 days prior to the date fixed for such prepayment, specifying
(i) the prepayment date, (ii) the amount to be prepaid on each Note, (iii) the accrued and unpaid interest (as of the date upon which the prepayment is to be made) applicable to


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
the principal of each Note to be prepaid, and (iv) the particular provision under which such additional or optional prepayment is being made. Notice of prepayment having been so given, the aggregate principal amount of the Notes so specified in such notice, together with all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees that from the date hereof until the Notes have been paid in full in accordance with the terms thereof:

         4.1 PRESERVATION OF FRANCHISES AND EXISTENCE. Except as otherwise permitted by this Agreement, the Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause its insurance subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section
4.1 shall prevent the Company from discontinuing (or causing its subsidiaries to discontinue) its respective operations in any particular location or locations within any state if such discontinuance or termination is in the best interest of the Company or its subsidiaries, as the case may be, and is not disadvantageous in any material respect to the holders of the Notes or in violation of any provision of this Agreement.

         4.2 FINANCIAL STATEMENTS. The Company will deliver to Orion and the Orion Subsidiaries, so long as Orion or any such Orion Subsidiary shall hold any Note, and, upon request, to each other holder of any Note:

              (A) Annual Statements. As soon as reasonably possible, and in any event within 120 days after the close of each fiscal year of the Company, copies of (i) the consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, (ii) consolidated statement of earnings of the Company and its subsidiaries for such fiscal year, (iii) consolidated statement of changes in stockholders' equity of the Company and its subsidiaries for such fiscal year, (iv) consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures of the previous year's financial statements, and
(v) with respect to Guaranty National Insurance Company ("GNIC") and its subsidiary, Landmark American Insurance Company ("Landmark"), the Annual Statements filed with their respective State Insurance Departments, together with consolidated reconciliations of statutory surplus and statutory net income, all in reasonable detail, prepared in accordance with generally accepted accounting principles, and, with the exception of the statements required in clause (v) above, certified to by independent public accountants of recognized national standing.

                 (B) Quarterly Statements. As soon as reasonably possible, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Company, copies of (i) the consolidated balance sheet of the Company and its subsidiaries as of the end of such quarter, (ii) consolidated statement of earnings of the Company and its subsidiaries for such quarter, (iii) consolidated statement of changes in stockholders' equity of the Company and its subsidiaries for such quarter, (iv) consolidated statement of cash flows of the Company and its subsidiaries for such quarter, as set forth in the Company's Quarterly Report on Form 10-Q, setting forth in each case in comparative form the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles.

                 (C) Other Information. Such other information relating to the business, operations or condition, financial or otherwise, of the Company as may be reasonably requested.

         4.3 INSPECTION OF PROPERTIES AND RECORDS. The Company agrees that, so long as Orion or any of its wholly owned subsidiaries or any institutional holder shall hold any Note, Orion or such institutional investor may visit at its own expense the offices and properties of the Company and may examine and make copies of the relevant books and records and discuss the affairs, finances and accounts of the Company with its officers and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with Orion or such institutional holder its affairs, finances and accounts) at such reasonable times and as often as it or they may reasonably desire.

         4.4 COMPLIANCE WITH EXCHANGE ACT. The Company will file in a timely manner all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such reports will comply in all material respects with the requirements of the Exchange Act.

         4.5 SEC AND STOCK EXCHANGE FILINGS. Promptly upon their becoming available, the Company will deliver to Orion, so long as it or any of its wholly owned subsidiaries shall hold any Note, and, upon request, to each other holder of any Note a copy of (i) all regular or periodic reports which the Company shall file with the

Securities and Exchange Commission (the "Commission") or any national securities exchange, and (ii) all reports, proxy statements and financial statements delivered or sent by the Company to its respective stockholders.

                                    ARTICLE V

                               REGISTRATION RIGHTS

         5.1 REGISTRATION RIGHTS. The Company hereby covenants and agrees that at any time upon the written request of the holders of $10,000,000 in aggregate principal amount of the Notes, it shall prepare and file with the Commission a registration statement under the Securities Act on the applicable form, covering the Notes held by such requesting holders (a "Registration Statement"). The Company shall use its best efforts to cause such Registration Statement to become effective; provided, however, that the Company shall not be required to effect such registration if in the written opinion of securities counsel to the Company (which opinion is reasonably acceptable to the holders of the Notes), the Notes requested to be registered may, as of the date of such opinion, be publicly offered, sold and distributed without registration under the applicable federal securities laws; and provided further that Orion and the holders of the Notes are permitted to rely on such opinion. The Company shall be obligated to prepare, file and cause to become effective only one Registration Statement pursuant hereto. Without the written consent of the holders of at least 50% in aggregate principal amount of Notes then outstanding, neither the Company nor any holder of securities of the Company may include securities in such registration; provided, however, that if a registration pursuant hereto is to involve a fully underwritten public offering of such Notes, the Company may include securities in such registration if, but only if, the managing underwriter of such public offering concludes, in the exercise of its good faith judgment, that such inclusion will not adversely affect the successful marketing or reduce the expected selling price of the Notes in such public offering. The Company agrees that the managing underwriter of the Notes shall be a firm of national reputation selected by Orion with the consent of the Company, which consent shall not be unreasonably withheld.

         5.2 AMENDMENTS TO AGREEMENT. The Company further covenants and agrees that, among other things, it will agree to such changes in the terms of this Agreement as may be appropriate to a public offering of the Notes and, if necessary, to allow the preparation, filing and qualification under the Trust Indenture Act of 1939 of an indenture relating to the Notes.

         5.3 REGISTRATION PROCEDURES AND RELATED MATTERS. If and whenever the Company is required to effect the registration of Notes described above, the registration procedures and related matters set forth in that certain Shareholder Agreement dated November 7, 1991 (the "Shareholder Agreement") by and among Orion, certain wholly-owned subsidiaries of Orion and the Company shall apply to the registration of the Notes. The provisions of the Shareholder Agreement relating to such registration procedures and related matters are reproduced in Exhibit B to this Agreement and are incorporated herein by reference.

                                   ARTICLE VI

                                NEGATIVE COVENANT

         The Company covenants and agrees that, so long as any of the Notes shall be outstanding:

         6.1 SALE, LEASE, MERGER OR CONSOLIDATION BY COMPANY. The Company will not sell, lease, transfer or otherwise dispose of all or substantially all of its properties and assets, or consolidate with or merge into any person or permit any person to merge into it, except that the Company may sell, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to, or consolidate with or merge into, any other corporation, or permit another corporation to merge into it; provided that:

                (A) the obligations of the Company under this Agreement and the Notes shall be expressly assumed by such successor corporation (if such successor corporation shall not be the Company), transferee or lessee;

                (B) such successor corporation, transferee or lessee shall be a corporation incorporated within the United States of America;

                (C) immediately prior thereto, the Company shall not be, and immediately thereafter and after having given effect thereto, such successor corporation (whether or not the Company is the successor) would not then be in default in the performance or observance of any covenant, agreement or condition of this Agreement, the Notes or any other loan agreement, indenture or other document evidencing or securing indebtedness.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                (A) Nonpayment of the Notes. If the Company fails to pay (i) the principal of any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for prepayment, or otherwise, or (ii) the interest on any Note when and as the same becomes due and payable; or

                (B) Negative Covenant. If the Company fails to perform or observe any covenant applicable to it contained in Article VI; or

                (C) Other Covenants. If the Company fails to perform or observe any other material covenant, condition or agreement set forth in this Agreement or in any Note and such failure continues unremedied for a period of fifteen
(15) days after written notice of such default to the Company by a holder of any Note; or

                (D)  Bankruptcy; Insolvency.

                (i) If the Company, GNIC or Landmark shall

(1) admit in writing its inability to pay its debts generally as they become due;

(2) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(3) make an assignment for the benefit of its creditors;

(4) consent to the appointment of, or the taking of possession by, a receiver, liquidator, trustee, custodian or similar official of itself or of the whole or any substantial part of its property; or

(5) file a petition or answer seeking reorganization, arrangement or winding-up under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof or any other country or jurisdiction, or consent to the entry against itself of, or obtain for itself, an order for relief under any bankruptcy, insolvency or similar law.

               (ii) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a receiver, liquidator, trustee, custodian or similar official for the Company, or of the whole or any substantial part of its properties, or shall enter an order for relief against the Company in an involuntary proceeding under any bankruptcy, insolvency or similar law, or shall enter an order, judgment or decree approving a petition filed against the Company seeking reorganization, arrangement or winding-up of the Company or adjudicating the Company a bankrupt under the Federal bankruptcy laws or any other similar law or statute of the United States of America or any State thereof or any other country or jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof.

               (iii) If, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of its properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

                (E) Default on Other Indebtedness. If the Company fails to pay any part of the principal of, the premium, if any, or interest on, or any other payment of money due under, any of its indebtedness for borrowed money (the amount of which indebtedness equals or exceeds $1,500,000), whether such indebtedness now exists or shall hereafter be created (other than the Notes), or fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing such indebtedness, or in any agreement under which any such indebtedness was issued or created, in each case, if such failure shall result in any payment on such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged within forty-five (45) days of the date of such acceleration;

then, at any time thereafter during the continuance of such Event of Default, the holder of a Note may declare the Note to be immediately due and payable, both as to principal and interest.

        7.2 ACCELERATION OF MATURITY. If any Event of Default shall be continuing, the holder(s) of not less than 251 in aggregate principal amount of the Note then outstanding may, by notice to the Company, declare the entire outstanding principal of all the Notes, and all accrued unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of the Notes and said accrued unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding.

        7.3 OTHER REMEDIES. If any Event of Default shall be continuing, the holder of any Note may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

        7.4 CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of the holder of any Note, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to the holders of the Notes, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes, in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

        7.5 ANNULMENT OF ACCELERATION. If a declaration is made in accordance with Section 7.2 of this Agreement, then the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

                (A) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

                (B) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                (C) every other Event of Default shall have been duly waived or otherwise made good or cured; and provided further that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

         7.6 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to Orion, any of the Orion Subsidiaries or the holder of any Note under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Orion, any of the Orion Subsidiaries or the holder of any Note may be exercised from time to time and as often as may be deemed expedient by Orion, any of the Orion Subsidiaries or such holder, as the case may be.

                                  ARTICLE VIII

                                  SUBORDINATION

         The Company covenants and agrees and the holder of any Note, by acceptance thereof, covenants and agrees, expressly for the benefit of the present and future holders of Senior Debt (as defined below), that payment of the principal and interest on the Notes is expressly subordinated in right of payment to the payment in full of the principal of and interest on Senior Debt of the Company in each circumstance described below in accordance with the provisions of this Agreement and the Notes. Upon any liquidation of assets of the Company or upon the occurrence of any dissolution, winding up or liquidation, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay thereafter, and the holder of any Note shall not be entitled to receive thereafter, any amount in respect of the principal of and interest on the Note unless and until all Senior Debt shall have been paid or otherwise discharged. Upon dissolution, winding up or liquidation, any payment or distribution of assets of the Company, whether in cash, property or securities to which the holder of any Note would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt, or their representative or representatives ratably according to the aggregate amounts remaining unpaid on Senior Debt held or represented by each, to the extent necessary to pay said Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         As used in this Agreement and the Notes, the term "Senior Debt" shall mean indebtedness of the Company, designated by the Company as Senior Debt within the meaning hereof, not to exceed $140 million in aggregate principal amount at any one time outstanding, regardless of whether incurred on, before or after the date of this Agreement (i) for money borrowed from any bank or other institutional lender and evidenced by notes, bonds, debentures or other written obligations, provided that such notes, bonds, debentures or other written obligations are interest bearing securities only and are not convertible into capital stock or issued in connection with the issuance of warrants or options, whether separate or attached, or some other rights to receive stock or participate in the earnings of the Company in any form, including dividend distributions, or (ii) which constitutes a renewal or extension of any indebtedness described in (i) above; provided, however, that the term "Senior Debt" shall not include indebtedness which by the terms of the instrument creating or evidencing the same is subordinated to or on a parity with this Note.

         It is understood that the provisions hereof entitled "Subordination" are, and are intended to be, solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Debt of the Company on the other hand. Nothing contained in this Section or elsewhere in this Agreement or the Notes shall impair, as between the Company, its creditors other than the holder of Senior Debt, and the holders of the Notes, the unconditional and absolute obligation of the Company to pay the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the holders of the Notes and the creditors of the Company, other than the holders of such Senior Debt; nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, of the holders of Senior Debt with respect to cash, property or securities of the Company received upon the exercise of any such remedy. The subordination herein provided applies to payments or distributions by the Company only and shall not affect the right of the holder to collect and retain payment from any co-obligor, guarantor or surety. Upon any payment or distribution of assets of the Company referred to in this Section entitled "Subordination," the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

                                   ARTICLE IX

                               CONVERSION OF NOTES

         9.1 BY THE COMPANY. The Company may, at any time prior to the maturity of the Notes and upon ten days' written notice to the holders of the Notes, convert all or any part of the outstanding Notes into Common Stock, par value $1.00 of the Company ("Common Stock") at a conversion price per share equal to the net price per share received by the Company (the "Offering Price") from the offering of up to 1,450,000 shares of its Common Stock being sold by the Company to Fox-Pitt, Kelton, N.V. pursuant to Regulation S under the Securities Act of 1933, as amended (the "Offering"). Not later than ten days following completion of the Offering and receipt by the Company of the net proceeds of the Offering, the Company shall send a notice of conversion to each holder of Notes, offering to sell to the holders, pro rata in accordance with the principal amount of

Notes held by each holder, at the Offering Price, not more than 550,000 shares of Common Stock. Any holder which does not, by the tenth day after the date of such notice of conversion, decline the Company's offer in writing shall be deemed to have accepted it on such tenth day. Each holder of Notes shall be entitled, pro rata, to purchase any offered shares of Common Stock not purchased by any other holder; the Company shall send an additional notice of conversion to each holder which accepts, or is deemed to have accepted, the Company's offer whenever shares of Common Stock become available for purchase by reason of any other holder declining to purchase its pro rata entitlement pursuant hereto and such holder shall accept, or be deemed to have accepted such offer in the manner set forth above. The purchase price for any Common Stock issued to any holder pursuant hereto shall be paid by surrender to the Company, for cancellation, of Notes in an amount equal to the aggregate purchase price of the Common Stock to be purchased by such holder.

         9.2 BY THE COMPANY OR BY THE HOLDERS. Upon the occurrence of the Stockholder Approval referred to in Section 9.3, the Company shall promptly notify each holder of such Stockholder Approval. At any time thereafter and prior to the maturity of the Notes:

         (i) The Company may, offer to sell to the holders, pro rata at the Offering Price, a number of shares of Common Stock having an aggregate purchase price equal to the aggregate principal amount of Notes then outstanding. Any holder which does not, within ten days of the date of such notice of conversion, decline the Company's offer in writing shall be deemed to have accepted it. Each holder of Notes shall be entitled, pro rata, to purchase any offered shares of Common Stock not purchased by any other holder; the Company shall send an additional notice to each holder which accepts, or is deemed to have accepted, the Company's offer each time shares of Common Stock become available for purchase by reason of any other holder declining to purchase its pro rata entitlement pursuant hereto and such holder shall accept, or be deemed to have accepted such offer in the manner set forth above.

         (ii) Any holder may, upon ten days' written notice to the Company, demand conversion of all (but not less than all) Notes owned by such holder and, on the conversion date set forth in such notice, such holder's Notes shall be deemed automatically to have been converted into Common Stock at a conversion price per share equal to the Offering Price.

         9.3 STOCKHOLDER APPROVAL. The Company shall submit to its stockholders, for approval by them (the "Stockholder Approval"), the issuance of shares of Common Stock pursuant hereto, at the regular or special meeting of stockholders of the Company next held after the date of this Agreement. In the proxy statement mailed to stockholders in connection with such meeting the Company shall state that the Board of Directors of the Company has determined that the issuance of Common Stock upon conversion of Notes pursuant to this Amended and Restated Note Issuance Agreement, is in the judgment of the Board of Directors in the best interests of the Company.

         9.4 PREPAYMENTS PURSUANT TO ARTICLE III. In the event that the Company is required or elects to make any prepayment pursuant to Section 3.5 or Section 3.6, it may send to each holder of Notes, not less than ten days prior to the making of such prepayment, an election to deliver to such holder, a number of shares of Common Stock whose price, calculated at the Offering Price is equal to the principal amount of the Notes of such holder to be prepaid. Delivery of the shares so offered shall discharge the Company's payment obligations in respect of the principal amount so to be prepaid.

         9.5 ACCRUED INTEREST ON CONVERTED NOTES. Upon the surrender of any Notes for conversion, the Company shall pay all accrued interest on such Notes from the date to which interest was last paid to and including the effective date of conversion.

         9.6 LISTING OF COMMON STOCK; MAXIMUM NUMBER OF SHARES TO BE ISSUED. In the event of any conversion of Notes pursuant to this Article IX, the Company shall cause all shares issued upon conversion to be duly listed for trading on the New York Stock Exchange. Shares of Common Stock delivered to a holder upon conversion shall be accompanied by an opinion of legal counsel for the Company to the effect that such shares have been duly authorized and issued, are fully paid and non-assessable and have been effectively listed for trading on the New York Stock Exchange. Notwithstanding the provisions of this Article IX, the Company may not offer to convert Notes and a holder may not tender Notes for conversion to the extent that, after giving effect to such conversion, the aggregate number of shares of Common Stock owned by Orion and its subsidiaries would exceed 49.9% of the total number of shares of Common Stock outstanding.

         9.7 ANTI-DILUTION. In the event of any recapitalization, reclassification or recombination of the shares of Common Stock of the Company into a greater or lesser number of shares or into shares of an issuer other than the Company, then the securities issuable upon conversion of Notes, and the amount of securities to be issued, shall be adjusted in such fashion as the Board of

Directors of the Company determines to be appropriate equitably to recognize the rights granted to holders of Notes pursuant to this Article IX. In the event that the Company at any time issues or sells Common Stock (other than pursuant to an employee benefit plan of the Company) at a price less than the fair market value at the time of such issuance or sale, then the conversion price shall be adjusted in such fashion as the Board of Directors of the Company determines to be appropriate equitably to recognize the rights granted to holders of Notes pursuant to this Article IX.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 AMENDMENTS. This Agreement may be amended, and any of its restrictions or provisions may be waived with the consent of the holders of 66 2/3% of the principal amount of the Notes then outstanding, except that without the consent of the holders of all the Notes then outstanding, no amendment to or waiver under this Agreement shall extend the maturity of any Note, or reduce the rate of interest payable with respect to any Note, or amend Section 7.1 or 7.2 or 7.5, or reduce the proportion of the principal amount of the Notes required with respect to any waiver, consent or amendment.

         10.2 BUSINESS DAY. A "business day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York.

         10.3 INTEGRATION AND SEVERABILITY. This Agreement and the Notes embody the entire agreement and understanding by and among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto. In case any one or more of the provisions contained in this Agreement or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         10.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement and the Notes or any certificate delivered pursuant hereto by or on behalf of the Company or by or on behalf of Orion or the Orion Subsidiaries shall bind and inure to the benefit of the respective successors and assigns of such party hereto or thereto, except where the context otherwise requires.

         The Company may not assign its rights under this Agreement without the written consent of the holders of the Notes.

         10.5 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants and agreements made herein or in the Notes or in any certificate delivered pursuant hereto shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid.

         10.6 NOTICES AND OTHER COMMUNICATIONS. All notices, requests, consents and other communications provided for under this Agreement or the Notes shall be in writing and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, (i) if to Orion, to Orion Capital Corporation, 600 Fifth Avenue, 24th Floor, New York, New York 10020-2302
Attention: Treasurer, or to such other address as may have been furnished to the Company by notice from Orion, or (ii) if to any Orion Subsidiary, to its address set forth in Schedule I, or to such other address as may have been furnished to the Company by notice from such Noteholder, (iii) if to the Company, to Guaranty National Corporation, 9800 South Meridian Boulevard, P.O. Box 3329 (80155), Englewood, Colorado 80112, Attention: Treasurer, or to such other address as may have been furnished to Orion and any other holder of a Note, by notice from the Company. All notices shall be deemed to have been given either at the time of the delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this Section 10.6, or, if mailed, at the completion of the fifth full day following the time of such mailing thereof to such address, as the case may be.

         10.7 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

         10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, taken together shall constitute one and the same instrument.

         If the foregoing is acceptable to you, please sign this Agreement on the space indicated whereupon this Agreement shall become binding by and among Orion, the Orion Subsidiaries and the Company.

                                        Very truly yours,

                                        GUARANTY NATIONAL CORPORATION

                                        By: _____________________________
                                            Name:   Roger B. Ware
                                            Title:  President and Chief
                                                    Executive Officer

                                 ORION CAPITAL CORPORATION

                                 By:  __________________________
                                      Name:  Alan R. Gruber
                                      Title: Chairman & Chief
                                        Executive Officer

                                 THE CONNECTICUT INDEMNITY COMPANY

                                 CONNECTICUT SPECIALTY INSURANCE
                                    COMPANY

                                 DESIGN PROFESSIONALS INSURANCE
                                    COMPANY

                                 EMPLOYEE BENEFITS INSURANCE
                                    COMPANY

                                 EBI INDEMNITY COMPANY

                                 THE FIRE AND CASUALTY INSURANCE
                                    COMPANY OF CONNECTICUT

                                 SECURITY INSURANCE COMPANY OF
                                    HARTFORD

                                 SECURITY REINSURANCE COMPANY

                                 By: __________________________
                                     Name:  Alan R. Gruber
                                     Title: Chairman

                                 SECURITY RE, INC.

                                         By: __________________________

                                     Name:   Vincent T. Papa
                                     Title:  Senior Vice President
                                               & Treasurer

                                   SCHEDULE I
                                       to
                             NOTE ISSUANCE AGREEMENT
                          dated as of November 7, 1991

                                                               Principal
  Orion Subsidiaries                                         Amount of Note
  ------------------                                         --------------
The Connecticut Indemnity Company                            $  1,173,333

Connecticut Specialty Insurance Company                           160,000

Design Professionals Insurance Company                          2,266,667

Employee Benefits Insurance Company                             6,419,200

EBI Indemnity Company                                             741,333

The Fire & Casualty Insurance Company

of Connecticut                                                    432,000

Security Insurance Company of Hartford                          6,604,929

Security Re, Inc.                                               1,067,000

Security Reinsurance Company                                    2,032,000
                                                             ------------
  AGGREGATE PRINCIPAL AMOUNT                                 $ 20,896,462
    OF NOTES TO BE ISSUED                                    ============

Address for Payments and Notices:

For each of the Orion Subsidiaries, the address to which payments are to be made and notices are to be sent is as follows:

                    Orion Capital Companies, Inc.
                    9 Farm Springs Drive
                    Farmington, CT 06032
                    Attention:  Mr. Craig Nyman,
                                Vice President &
                                Assistant Treasurer

Wire Transfer Instructions are set forth on page S-2.

All wires for each of the six companies listed below are:

Manufacturers Hanover Trust
NY, NY

                                      S-1-1

ABA #021000306
Ref: GNC Note

        The Connecticut Indemnity Co. A/C # AR76573-71
        Connecticut Specialty Ins.  Co. A/C # AR76580-75
        EBI Indemnity Co. A/C # AR76576-70
        The Fire & Casualty Ins.  Co. of CT A/C # AR76582-78
        Security Ins.  Co. of Hart A/C # AR76570-72
        Security Rein.  Co. A/C # AR76575-74

All wires for each of the two companies listed below are:

Security Pacific National Bank
LA, CA
ABA #122000043
Ref: GNC Note

        Design Professionals Ins.  Co. A/C # QE7503100
        Employee Benefits Ins.  Co. A/C # QE7503050

All wires for the company listed below are:

Fleet Bank N.A.
Hartford, CT
ABA #011900571
Ref: GNC Note

        Security Reinsurance Under.  Inc.  A/C  1120433

                                      S-2-2

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933 AND MAY NOT BE
                   SOLD OR OFFERED FOR SALE UNLESS REGISTERED
                   PURSUANT TO SUCH ACT OR UNLESS AN EXCEPTION
                      FROM SUCH REGISTRATION IS AVAILABLE.

                    THIS NOTE MAY BE SUBJECT TO A HOME OFFICE
                PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE
                 PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID
                    PRINCIPAL AMOUNT HEREOF WITH THE COMPANY

                          GUARANTY NATIONAL CORPORATION
                       7.85% Subordinated Promissory Note
                                Due July 1, 2003

Registration No.1                                               ____________ __,
199_

$___________


         FOR VALUE RECEIVED, the undersigned, GUARANTY NATIONAL CORPORATION (the "Company"), a corporation organized and existing under the laws of Colorado, hereby promises to pay to ______________ or _________2 the principal sum of ($_________), on July 1, 2003 together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal sum hereof from the date of this Note until said principal sum shall be fully paid and satisfied at the rate of 7.85% per annum, quarterly in arrears on January 1, April 1, July 1 and October 1 in each year, commencing with the interest payment date next succeeding the date hereof. The Company hereby promises to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and, so far as may be lawful, on any overdue installment of interest, at a rate per annum equal to 8.85%.

________
1 If the Note to be issued is to be an Order Note, delete registration number.

2 If the Note to be issued is to be an Order Note, insert the word "Order"; if the Note to be issued is to be a Registered Note, insert the words "Registered Assigns."

                                      A-1-1

         Payments of the principal of, and interest on, this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Article III of the Agreement hereinafter mentioned. Whenever any payment of principal or interest to be made on a Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension shall be included in computing interest in connection with such payment.

         This Note is one of the Company's 7.85% Subordinated Promissory Notes due July 1, 2003 limited in aggregate principal amount to $20,896,462 (the "Notes"), issued pursuant to the Agreement hereinafter mentioned. This Note is entitled to the benefits of and is subject to the terms contained in the Note Issuance Agreement, dated as of November 7, 1991, as amended as of August 1, 1993 and June __, 1995 by and among the Company, Orion Capital Corporation and certain subsidiaries of Orion Capital Corporation referred to therein. (Such
Note Issuance Agreement, as amended, as the same may be further amended and modified from time to time, is referred to herein as the "Agreement.")

         The provisions of the Agreement are hereby incorporated into this Note to the same extent as if set forth herein. Capitalized terms used in this Note, unless otherwise defined herein, have the meanings attributed to them in the Agreement.

         If an Order Note, the Company may treat the person to whom this Order
Note is payable as the owner and holder hereof for the purpose of receiving payments of principal and interest until any of the events specified in Article II of the Agreement shall occur. If a Registered Note, the Company may deem and treat the person in whose name this Note is registered pursuant to Article II of the Agreement as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfer hereon and notwithstanding that this Note is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Note for registration of transfer as provided in Article II of the Agreement.

         Mandatory prepayments of principal will commence on January 1, 1998, and on the first day of each Julyand January there-after to and including July 1, 2003 in the amount of 8.33% of the original aggregate principal amount of the Notes (or the then unpaid principal amount of the Notes, if less than such amount).

                                      A-2-2

         This Note is subject to optional prepayment, in whole or in part, on or after January 1, 1998 and may be subject to conversion into Common Stock of the Company at the option of the Company or the holder hereof but subject, in certain circumstances, to approval by the stockholders of the Company, all as more fully provided in the Agreement.

         As described in the Agreement, the holders of the Notes are entitled to certain rights to registration under the Securities Act of 1933 exercisable by the holders of $10,000,000 in aggregate principal amount of the Notes.

         In case an Event of Default (as defined in the Agreement) shall happen and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

         The indebtedness evidenced by this Note is subordinated to up to $140,000,000 of Senior Debt to the extent and in the manner set forth in the Agreement.

         The Company hereby irrevocably waives all rights of set-off against the holder hereof with respect to its obligation to make all payments of principal and interest required under this Note.

         Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable herein, all costs of collecting this Note, including reasonable attorneys fees and expenses.

         IN WITNESS WHEREOF, GUARANTY NATIONAL CORPORATION has caused this Note to be executed on its behalf by its duly authorized officers.

                                       GUARANTY NATIONAL CORPORATION

                                       By __________________________
                                          Roger B. Ware, President

                                       By __________________________
                                          Beverly Silk, Secretary

                                      A-3-3

                                    EXHIBIT B
                                       to
                             NOTE ISSUANCE AGREEMENT

           Excerpt from Shareholder Agreement dated November 7, 1991 (the "Shareholder Agreement") by and among Guaranty National Corporation ("Guaranty"), Orion Capital Corporation ("Orion") and certain of Orion's wholly-owned subsidiaries (listed therein and referred to as the "Selling Shareholders"). Terms used in the Shareholder Agreement and not otherwise defined in the Note Issuance Agreement shall have the meanings ascribed to such terms in the Shareholder Agreement. Such excerpt consists of Section 2.4 (Registration Procedures) through Section 2.8 (Standoff), as follows:

                    2.4 Registration Procedures. If and whenever Guaranty is required by the provisions of Section 2.1, 2.2 or 2.3 to effect the registration of shares of Sellers Stock or Guaranty Notes, Guaranty will:

                    (a) Prepare and file with the Commission a registration statement on the appropriate form or forms with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 90 days thereafter, and prepare and file with the Commission such amendments or supplements as may be necessary to keep such registration statement effective for at least 90 days after the effective date of the registration statement.

                    (b) Enter into a written underwriting agreement or agreements in form and substance reasonably satisfactory to the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part.

                    (c) Furnish to the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as may reasonably be requested in order to facilitate the public offering of such securities.

                    (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, may reasonably request, except that Guaranty shall not for

                                      B-1-1
any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

                    (e) Notify the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or an amendment or a supplement to any registration or prospectus forming a part of such registration statement has been filed.

                    (f) Notify the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

                    (g) Prepare and file with the Commission promptly, upon the request of the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, are required under the applicable federal securities laws or the rules and regulations thereunder in connection with the distribution of the Sellers Stock or Guaranty Notes.

                    (h) Prepare and promptly file with the Commission, and promptly notify the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements in, or omissions from, such registration statement, if, at the time when a prospectus relating to such securities is required to be delivered under any applicable federal securities laws, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

                    (i) In the event the beneficial owners of the Sellers Stock or Guaranty Note Holders, as the case may be, or any underwriter for the beneficial owners of the Sellers Stock, or the Guaranty Note Holders, as the case may be, is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under applicable federal securities laws, prepare promptly upon

                                      B-2-2
request of the beneficial owners of the Sellers Stock or Guaranty Note Holders, as the case may be, such amendments or supplements to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of applicable federal securities laws.

                    (j) Advise the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                    (k) Not file any amendment or supplement to such registration statement or prospectus to which any of the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, reasonably objects on the ground that such amendment or supplement does not comply in all material respects with the requirements of any applicable federal securities law or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof.

                    (1) At the request of the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, furnish on the effective date of the registration statement and, if such registration involves an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion of the counsel representing Guaranty (such counsel being reasonably satisfactory to the beneficial owners of the Sellers Stock or Guaranty Note Holders, as the case may be), for the purposes of such registration, addressed to the underwriters, if any, and to the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to Guaranty, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) a letter dated each such date, from the independent certified public accountants of Guaranty addressed to the underwriters, if any, and to-the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, stating that they are independent certified public accountants within the meaning of the applicable federal securities laws and

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
that, in the opinion of such accountants, the financial statements and other financial data of Guaranty included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the applicable federal securities laws, and additionally covering such other financial matters, including information as to the period ending not more than five business days prior to the date of such letter and with respect to the registration statement and the prospectus, as the underwriters or the beneficial owners of the Sellers Stock or the Guaranty Note Holders, as the case may be, may reasonably request.

                    (m) Refrain from making any sale or distribution of its voting securities, except pursuant to any employee stock plan and any pre-existing agreement for the sale of such securities, during the period commencing seven days prior to, and expiring 120 days after, the registration statement has become effective.

                    2.5  Expenses.

                    (a) With respect to the first two registrations to be effected pursuant to Section 2.1 and the registration to be effected pursuant to
Section 2.2 hereof, all out-of pocket fees, costs and expenses of and Incidental to such registration and public offering in connection therewith shall be borne by Guaranty.

                    (b) With respect to any third registration to be effected pursuant to Section 2.1 hereof or with respect to the inclusion of shares of Sellers Stock in a registration statement pursuant to Section 2.3 hereof, all the fees, costs and expenses of such registration under Section 2.1 and the additional fees costs and expenses as may be incurred as a result of the exercise of rights under Section 2.3 hereof shall be born by the beneficial owners of Sellers Stock being so registered.

                    (c) The fees, costs and expenses of registration to be borne as provided in Section 2.5 (a) above shall include, without limitation, all registration, filing and National Association of Security Dealers' fees, printing expenses, fees and disbursements of counsel and accountants for Guaranty, fees and disbursements of underwriters of such securities, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and premiums and other costs of policies of insurance against liability arising out of such public offering, but not the fees and disbursements

                                      B-4-4
of counsel and accountants for the beneficial owners of the Sellers Stock or Guaranty Note Holders, as the case may be.

                    2.6  Indemnification.

                    (a) Guaranty will indemnify and hold harmless each of the beneficial owners of the Sellers Stock or Guaranty Note Holders and any underwriter (as defined in the Securities Act) for the beneficial owners of the Sellers Stock or Guaranty Note Holders, and each person who is an officer or director of or who controls the beneficial owners of the Sellers Stock, the holders of Guaranty Notes or such underwriter within the meaning of the Securities Act, from beneficial owners of the Sellers Stock, Guaranty Note Holders and each such underwriter and person with respect to, any and all claims, actions, demands, losses, damages, liabilities, attorneys' fees, costs and other expenses to which the beneficial owners of the Sellers Stock, Guaranty Note Holders or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs, attorneys' fees or other expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading; provided, however, that Guaranty will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost, attorneys' fees or other expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by the beneficial owners of the Sellers Stock or any Guaranty Note Holders, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                    (b) Each of the beneficial owners of the Sellers Stock or Guaranty Note Holder that are to be included in any registrations under this Agreement will indemnify and hold harmless Guaranty, and any underwriter (as defined in the Securities Act) for Guaranty, and each person who is an officer or director of or who controls Guaranty or such underwriter within the meaning of the Securities Act, from and against, and will reimburse Guaranty with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which Guaranty may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses to which Guaranty may become subject under the Securities Act or otherwise, insofar as such claims,

                                      B-5-5
actions, demands, losses, damages, liabilities, costs, attorneys' fees or other expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by a beneficial owner of the Sellers Stock or Guaranty Note Holders specifically for use in the preparation thereof.

                    (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraphs (a) or (b) of this Section 2.6 of notice of commencement of any action involving he subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraphs (a) and (b), notify the indemnifying party of the commencement hereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 2.6. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraphs (a) and (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party.

                    2.7 Reporting Requirements Under the Securities Exchange Act of 1934. Guaranty shall take such reasonable measures, and shall file such other information, documents and reports as shall be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. Guaranty also covenants to use its best efforts, to the

                                      B-6-6
extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

                    2.8 Standoff. Orion and the Selling Shareholders agree in connection with any underwritten public offering of Guaranty's securities that, upon the request of the managing underwriter of such public offering, it shall commit itself not to offer or sell publicly any Sellers Stock, or Guaranty Notes, other than such stock or Guaranty Notes included in a public offering, for a period not to exceed 120 days from the closing of such public offering.

                                      B-7-7